EXHIBIT 99.2
JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:	/s/Andrew Prodromos	Date: 8/01/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE ASSOCIATES X, LTD.

By:	/s/Andrew Prodromos	Date: 8/01/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE ASSOCIATES X, L.P. By: Insight Venture Associates X, Ltd., its general partne

By:	/s/Andrew Prodromos	Date: 8/01/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS X, L.P. By: Insight Venture Associates X, L.P., its general partner By: Insight Venture Associates X, Ltd., its general partner

By:	/s/Andrew Prodromos	Date: 8/01/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS (CAYMAN) X, L.P. By: Insight Venture Associates X, L.P., its general partner By: Insight Venture Associates X, Ltd. its general partner

By:	/s/Andrew Prodromos	Date: 8/01/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS (DELAWARE) X, L.P. By: Insight Venture Associates X, L.P., its general partner By:Insight Venture Associates X, Ltd., its general partner

By:	/s/Andrew Prodromos	Date: 8/01/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS X (CO-INVESTORS), L.P. By: Insight Venture Associates X, L.P., its general partner By: Insight Venture Associates X, Ltd., its general partner

By:	/s/Andrew Prodromos	Date: 8/01/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT SN HOLDINGS, LLC

By:	/s/Andrew Prodromos	Date: 8/01/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT SN HOLDINGS 2, LLC

By:	/s/Andrew Prodromos	Date: 8/01/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact